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                                                                    EXHIBIT 10.1

                             MINING LEASE AGREEMENT

        THIS MINING LEASE AGREEMENT ("Lease") is made and entered into this 1 day of May , 1998 (the "Effective Date"), by and between CAN-CAL RESOURCES, LTD., a Nevada corporation ("Lessor") and TWIN MOUNTAIN ROCK VENTURE, a California general partnership ("Lessee").

        PRELIMINARY STATEMENT. Lessor is the owner of certain real property and all mineral rights with respect thereto located in San Bernardino County, California. Lessee desires to lease such real property from the Lessor together with the appurtenances, rights, interest, easements and privileges pertaining thereto for such purposes and upon such terms and conditions as specified in this Lease.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. Grant. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, that certain real property situated in San Bernardino County,
California, as more specifically described on Exhibit A attached hereto, together with all appurtenances, easements and privileges pertaining thereto (the "Leased Premises"), solely for the purpose of removing volcanic cinders ("Material") and certain rights associated thereto, in accordance with the terms of, and as specified, in this Lease.

        2. Amount of Material . Lessor represents and warrants that it will make available to Lessee 600,000 tons of Finished Material during the Initial Term (the "Initial Amount"). Lessor further represents and warrants that it will make available to Lessee 600,000 tons of Finished Material during the Additional Term (the "Additional Amount"). For purposes hereof, "Finished Material" shall mean Material sold, available for sale, or used in block material by or on behalf of Lessee.

        3. Use. Lessee shall designate the Portion of the Leased Premises from which it desires to remove Material (the "Designated Portion"), which shall be reasonably calculated to enable Lessee to process the Initial Amount and the Additional Amount. Lessee shall have the use of and right and easement to the Leased Premises for the purpose of mining and removing Material from the Designated Portion. Lessee's rights hereunder shall be exclusive except to the extent of Lessor's rights reserved in Paragraph 9 hereof in connection with Lessee's rights granted herein, Lessee shall have and may exercise the following rights: (a) the right to enter into possession of the Leased Premises, and during the term of this Lease, to remain in possession thereof; (b) the right to use the Leased Premises, including the right to disturb so much of the Leased Premises as Lessee may require to conduct its operation on the Leased Premises and the use of any surface or underground

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water or water rights  occurring  therein or appurtenant to the Leased Premises;
(c) the right to mine, extract, and remove from the Designated Portion the Material in any manner deemed necessary or convenient by Lessee, whether by surface or other mining methods; (d) the right to crush, stockpile, store, bag, and otherwise prepare for market all Material; (e) the right to construct, use, and operate on the Leased Premises structures, excavations, roads, equipment, and other improvements and facilities necessary for Lessee for full use and enjoyment of the Leased Premises; (f) rights of surface access for persons, equipment, supplies, utilities, and water as may be necessary or convenient for the conduct of Lessee's operations, including reasonable access under, upon, and across any other intervening or contiguous land owned or controlled by Lessor or over which Lessor may have dominion or control; (g) the right to temporarily store on or in the Leased Premises those minerals, water, byproduct, or materials produced from the Leased Premises; and (h) all things which in Lessee's judgment with the consent of Lessor (which shall not be unreasonably withheld) are reasonably necessary or incidental to such operations. Lessee's use of and rights to Leased Premises shall not include the right to remove or extract precious metals.

        4. Commencement of Operations; Removal of Material. Lessee shall give Lessor three (3) months written notice prior to the commencement of operations on the Leased Premises. Such notice shall state the amount of Material anticipated to be removed, the period of time during which it is anticipated such removal will occur and the means that will be utilized to effect such removal. Lessor shall make all arrangements necessary to permit Lessee to remove the Material.

        5. Term and Duration. (a) The initial term of this Lease (the "Initial Term") shall be the period commencing on the Effective Date and terminating on the earlier of: (i) ten (10) years from the Effective Date or (ii) the date upon which Lessee exhausts the Initial Amount.

        (b) If Lessee is not then in default under this Lease, Lessee shall have the option to extend the Initial Term of this Lease for one (1) additional period commencing on the date of expiration of the Initial Term and terminating on the earlier of: (i) ten (10) years from the date of expiration of the Initial Term or (ii) the date upon which Lessee has exhausted the Additional Amount (the "Additional Term"), upon all of the terms and conditions of this Lease. Lessee may exercise such option by giving written notice to Lessor prior to the expiration of the Initial Term. If Lessee is entitled to and does exercise such option, then this Lease automatically shall be extended for the Additional Term and no further documentation shall be required.

        (c) Lessee shall have a period of three (3) months from the expiration of the term of this Lease to remove all of its personal property and equipment from the Leased Premises and to comply with the terms of the Reclamation Plan filed by Lessee with San Bernardino County.

        6. Royalty Payments. (a) Subject to the provisions of this Paragraph 6, during the Initial Term, Lessee shall pay Lessor a minimum annual royalty of $22,500 ("Minimum Royalty") for each twelve (12) month period ("Year") commencing on the Effective Date. The Minimum Royalty for the Additional Term shall be $27,500 a Year. The Minimum Royalty shall be payable by Lessee in advance of the commencement of each applicable Year. The

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Minimum  Royalty  shall be  credited  as payment  on  account of all  Production
Royalty payments to be paid by Lessee to Lessor hereunder.

        (b) Subject to the provisions of this Paragraph 6, during the Initial Term and the Additional Term, Lessee shall pay Lessor a monthly production royalty ("Production Royalty") for all Material mined, processed, consumed and sold or removed from the Leased Premises, during such month, calculated as follows: (i) the greater of 5% of gross sales, F.O.B. Pisgah Crater, or $.80 per ton for Material used for block material; and (ii) 10% of gross sales, F.O.B. Pisgah Crater, for all other Material. Lessee shall receive a credit against the amount of any Production Royalty payment payable hereunder in an amount equal to the amount of any Minimum Royalty payments which have not previously been credited against Production Royalty payments.

        (c) Lessee shall install and maintain a certified scale to weigh all Material removed from the Leased Premises. Scale tickets or other automatic means shall be used to record the net weight of all such Material removed. For the purpose of permitting verification by Lessor of any amounts due hereunder, Lessee will keep and preserve supporting documentation and records which shall disclose in reasonable detail all information required to permit Lessor to verify the Production Royalty calculations under this Lease. Upon reasonable advance notice to Lessee, Lessor or its agents shall have the right, during Lessee's regular business hours, to examine or audit such supporting documentation and records. Lessee shall retain such supporting documentation and records for a period of one (1) year following the termination or expiration of this Lease.

        (d) On or before the 25th day of the month following each full month of this Lease, Lessee shall forward to Lessor, at the address herein given, or at such other place or places as shall from time to time designate in writing, monthly reports indicating thereon the quantity of Material sold or removed from the Leased Premises during the previous month, as well as a computation of the Production Royalty due thereon, and a check in payment of the total amount due thereon.

        7. Taxes and Utilities. (a) Lessor shall pay, prior to their delinquency, all real taxes and assessments which may be levied or assessed by any lawful authority against the Leased Premises with respect to any period wholly or partially within the term of this Lease. Lessee shall pay prior to delinquency all personal property taxes applicable to Lessee's personal property fixtures, furnishing and equipment located on the Leased Premises, as well as all production or severance taxes computed or based upon production or removal by Lessee of Materials from the Leased Premises. If Lessee shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Lessee, Lessee shall be permitted to do so, and to defer payment of such tax or charge, until final determination of the contest. If the outcome of such contest is unfavorable to Lessee, Lessee shall immediately pay all taxes, charges, interest and penalties determined to be due.

        (b) Lessee agrees to pay all expenses for heat, electricity, lighting, telephone, waste management fees and charges for water assessed against the Leased Premises after Lessee takes

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possession of the Leased Premises,  arising from Lessee's activities thereon, at such time as said charges become due.

        8. Permits. (a) Lessee shall use its good faith efforts to cause its Mining Permit, Reclamation Plan and Air Quality Permits to be issued in the names of Lessor and Lessee; provided, however, that the parties agree and acknowledge that such permits are only applicable for activities associated with mining and production of Material. Lessee shall pay for any fees or costs associated with obtaining and maintaining such permits, except that Lessor shall be solely responsible for any additional incremental fees or costs attributable to Lessor's operations. Lessor shall be responsible for posting any required reclamation bond related to its activities. Lessor shall be solely responsible for obtaining any required permits or approvals necessary for Lessor to conduct any other operations.

        (b) In the event that Lessee's permits are terminated or not renewed as a result of Lessor's actions, Lessee may, in its sole discretion, either (i) terminate this Lease with no further obligations hereunder; or (ii) suspend the term of this Lease until Lessee reinstates such permits, up to a maximum period of two (2) years. During such suspension period, Lessee shall have no obligation to make any Minimum Royalty payments. In the event Lessee's permits are not reinstated prior to the expiration of such two (2) year period, or in the event Lessee notifies Lessor that it has abandoned its efforts to reinstate such permits, this Lease shall terminate, and Lessee shall have no further obligations hereunder. In the event that Lessee reinstates such permits within such two (2) year period, the applicable term of this Lease shall be extended for the period of suspension.

        9. Lessor's Reserved Rights. (a) The rights of Lessee granted hereby shall be subject to Lessor's reserved concurrent right to use the Leased Premises for the purpose of exploration, development and mining of Material and the use of any surface or underground water or water rights occurring on or appurtenant to the Leases Premises; so long as Lessor's use does not interfere with the rights granted Lessee herein. Lessee shall be entitled to compensation for any damages caused by Lessor's use of the Leased Premises.

        (b) Lessor shall not be entitled to remove or otherwise take possession of any Material mined or processed by Lessee without Lessee's prior consent; provided, however, that Lessee agrees that it will identify those Materials which it classifies as "reject" Materials, which reject Materials shall immediately, upon identification, become available to Lessor for its use as permitted hereunder.

        (c) Lessor shall conduct its operations within the limits of, and pursuant to the terms and conditions of all of Lessee's operating permits, including, without limitation, the Mining Permit and Reclamation Plan and Air Quality Permits issued by San Bernardino County. Lessor shall indemnify Lessee for all costs and liabilities related to, connected with or arising from Lessor's violation of any such permits.


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        (d) Lessor  shall not  conduct  its  operations  in any way which  would adversely affect Lessee's lawful use of the Leased Premises.

        (e) Lessor agrees that for so long as this Lease is in effect, it will not use any Material from the Leased Premises in any manner which is in competition of Lessee's Business.

        (f) The rights reserved by Lessor hereby are personal in nature, and may not be assigned, to any party which competes with Lessee's Business, without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

        (g) For purposes hereof, "Lessee's Business" shall mean the business of mining, production and sale of Material for sale or use in connection with construction materials, block products, landscaping and snow control within a 500 mile radius of the Leased Premises.

        10. Insurance. Each party shall, at its sole cost and expense, commencing no later than the date upon which either Lessor or Lessee commences operations on the Leased Premises, and continuing throughout the duration of this Lease, obtain, keep, and maintain in full force and effect comprehensive general public liability insurance against claims for personal injury, bodily injury, death, or property damage occurring in, upon, or about the Leased Premises in an amount of not less than Two Million Dollars ($2,000,000.00) in respect to injury or death of one person and to the limit of not less than Two Million Dollars ($2,000,000.00) in respect to any one accident, and to the limit of not less than Two Million Dollars ($2,000,000.00) in respect to property damage with respect to the use of the Leased Premises. Each party shall deliver to the other party certificates of insurance, which shall declare that the respective insurer may not cancel the same, in whole or in part, without giving each party written notice of its intention to do so at least thirty (30) days' prior written notice.

        11. Indemnification. (a) Lessee shall pay, defend and indemnify and hold Lessor and its officers, directors, shareholders, agents and employees ("Lessor Indemnified Parties," individually a "Lessor Indemnified Party") harmless from and against any and all claims of liability for injury or damage to any person or property arising from the use of the Leased Premises by Lessee, or from the conduct of Lessee's business, or from any activity, work or thing done, permitted or suffered by Lessee or Lessee's invitees, licensees, agents, contractors or employees in or about the Leased Premises or elsewhere. Lessee shall further pay, defend, indemnify and hold the Lessor Indemnified Parties harmless from and against any and all claims arising from any breach of any representation, warranty or covenant hereunder, or default in the performance of any obligation on Lessee's part to be performed under this Lease, or arising from any negligence of Lessee or Lessee's invitees, licensees, agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon. In the event any action or proceeding is brought against any Lessor Indemnified Party by reason of any such claim, Lessee, upon notice from such Lessor Indemnified Party, shall defend the same at Lessee's expense by counsel reasonably satisfactory to such Lessor Indemnified Party.


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        (b) Lessor  shall  pay,  defend and  indemnify  and hold  Lessee and its officers, directors, shareholders, agents and employees ("Lessee Indemnified Parties," individually a "Lessee Indemnified Party") harmless from and against any and all claims of liability for injury or damage to any person or property arising from the use of the Leased Premises by Lessor, or from the conduct of Lessor's business, or from any activity, work or thing done, permitted or suffered by Lessor or Lessor's invitees, licensees, agents, contractors or employees in or about the Leased Premises or elsewhere. Lessor shall further pay, defend, indemnify and hold the Lessee Indemnified Parties harmless from and against any and all claims arising from any breach of any representation, warranty or covenant hereunder or default in the performance of any obligation on Lessor's part to be performed under this Lease, or arising from any negligence of Lessor or Lessor's invitees, licensees, agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon. In the event any action or proceeding is brought against any Lessee Indemnified Party by reason of any such claim, Lessor, upon notice from such Lessee Indemnified Party, shall defend the same at Lessor's expense by counsel reasonably satisfactory to such Lessee Indemnified Party.

        12. Liens. If any liens or claims of mechanics, laborers, or materialmen shall be filed against the Leased Premises or any part or parts thereof, for any work, labor, or materials furnished or claimed to be furnished to Lessee, or on behalf of Lessee, then Lessee shall cause such lien to be discharged within thirty (30) days after the date such lien is filed; or if such lien is disputed by Lessee and Lessee contests the same in good faith, Lessee shall cause such lien to be discharged within thirty (30) days after the date of any judgment by any court of competent jurisdiction shall become final.

        13. Compliance with Laws. Lessee covenants and agrees that, during the term of this Lease, Lessee shall comply with all applicable laws, ordinances, orders, rules, regulations, and requirements of any federal, state, county, city, and municipal government with respect to the Leased Premises.

        14. Default; Remedies. (a) The following shall each be deemed to be an event of default under this Lease:

               (i) The failure by Lessee to pay Minimum Royalties, Production Royalties or any other amount payable by Lessee under this Lease if such failure continues for twenty (20) days after written notice from Lessor that such amount is due; or

               (ii) A failure by either party to observe and perform any provisions of this Lease to be observed or performed by such party (other than Lessee's obligation to pay), where such failure continues for thirty (30) days after written notice of such failure; provided, however, that if the nature of the obligation is such that more than thirty (30) days are required for performance, then the party shall not be in default if it commences performance within such thirty day period and thereafter diligently prosecutes the same to completion.


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        (b) In the event of any such default by either party, the non-defaulting party may elect to terminate this Lease by written notice to the defaulting party. In addition to the foregoing, if a party fails to keep or perform any obligation required hereunder, the non-defaulting party shall have the right, but not the obligation, to perform such obligation on behalf of the defaulting party, and the defaulting party shall reimburse the non-defaulting party for any and all sums so paid or costs and expenses incurred within ten (10) days after submission of written verification of such payments. If the defaulting party has not reimbursed the non-defaulting party within said ten (10) day period, the non-defaulting party shall have the right to offset such amounts against any payments due the defaulting party hereunder.

        (c) In the event of a default by Lessee and termination of this Lease by Lessor, Lessor may, at any time after such default, without limiting Lessor in the exercise of any rights or remedies at law or in equity which Lessor may have by reason of such default, re-enter and take possession of the Leased Premises and remove any persons or property by appropriate legal action.

        (d) No remedy specified herein shall be exclusive of any other remedy, but each shall be cumulative and in addition to every other remedy available hereunder, at law or in equity.

        15. Condemnation. (a) In the event a part of the Leased Premises shall be taken, by eminent domain for any public or quasi-public purpose, or transferred by agreement in connection with such public or quasi-public use, with or without any condemnation proceeding being instituted, and such taking does not materially affect Lessee's operations, only the Lease on the portion taken shall then expire, on the date when title to such portion of the Leased Premises vests in the appropriate authority or on the date possession is required to be surrendered, whichever is earlier. The compensation or damages for this taking shall be apportioned by and between the Lessor and Lessee taking into consideration the residual value of the land and surface rights to Lessor, the value of this Lease and the unmined Material at the time of taking to the Lessee, and the future anticipated royalties to the Lessor.

        (b) In the event that all or substantially all of the Leased Premises shall be taken by eminent domain for any public or quasi-public purpose such that Lessee's operations are no longer economically feasible, then this Lease shall expire on the date when title to the Leased Premises vests in the appropriate authority or on the date possession is required to be surrendered, whichever is earlier. The compensation or damages for this taking shall be apportioned by and between the Lessor and Lessee taking into consideration the residual value of the land and surface rights to Lessor, the value of this Lease and the unmined Material at the time of taking to the Lessee, and the future anticipated royalties to the Lessor.

        (c) A voluntary sale or conveyance under threat of condemnation but in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.

        16. Subordination. This Lease at Lessor's option shall be subject and subordinate to the lien of any mortgages or deeds of trust in any amount whatsoever now or in the future placed on or

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against the Leased Premises; provided, however, that as long as Lessee is not in default hereunder, any lien or encumbrance shall provide that the holder thereof will recognize Lessee's rights under this Lease notwithstanding foreclosure of such lien or encumbrance.

        17. Representations and Warranties. (a) Lessor represents and warrants that: (i) it is the true and lawful owner of the Leased Premises free and clear of all matters affecting the Lessor's title to or possession of the Leased Premises, subject to matters of public record (the "Permitted Encumbrances");
(ii) it has good right and lawful authority to grant to Lessee the rights granted herein; (iii) neither the execution and delivery of this Lease, nor the fulfillment of or compliance with the terms and conditions hereof, conflicts with or results in a breach of any of the terms, conditions or provisions of any other restriction, agreement or instrument to which the Lessor is a party or by which it or the Leased Premises are bound; (iv) to Lessor's actual knowledge, there is no condemnation claim or other litigation or claim pending or threatened with respect to the Leased Premises; (v) except for the Permitted Encumbrances, there are no leases, subleases, licenses or other agreements granting other parties the right to use the Leased Premises or options or rights of refusal to purchase the Leased Premises; and (vi) all buildings, fixtures and improvements located on the Leased Premises are in good operating condition and repair and the use thereof does not violate in any material respects any applicable laws, ordinances, orders, rules, regulations, or requirements of any governmental authority.

        (b)  Lessor  represents  and  warrants  that it has not used the  Leased
Premises or done or permitted anything to be done in or about the Leased Premises which in any way conflicts with any law, statute, zoning restriction, ordinance or governmental rule or regulation or requirements or duly constituted public authorities.

        18. Notices. Any notice or other communication which may be permitted or required under this Lease shall be in writing and shall be delivered personally or sent by United States registered or certified mail, postage prepaid, addressed as follows, or to any other address as either party may designate by notice to the other party:

        If to Lessor:        Can-Cal Resources, Ltd.
                             1505 Blackcombe Street
                             Las Vegas, Nevada 89128

        With a copy to:      William R. Fishman, Esq.
                             1600 Broadway, Suite 2600
                             Denver, Colorado 80202

        If to Lessee:        Twin Mountain Rock Venture
                             1000 Kiewit Plaza
                             Omaha, Nebraska 68131
                             Attention: Real Estate Department


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        19.  Assignment.  Lessee  shall not assign or transfer  this  Lease,  or sublet the Leased Premises or any part thereof, without Lessor's prior written consent, which consent will not be unreasonably withheld or delayed; except that such consent shall not be required if such sublease, assignment, or transfer by Lessee is to an affiliate of Lessee.

        20. Binding on Successors and Assigns. All covenants, agreements, provisions, and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors, and assigns.

        21. Partial Invalidity. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, then the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. In the event that any provision of Agreement relating to the time periods and/or geographic areas of any restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas that such court deems reasonable and enforceable, the time period and/or geographic areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or geographic areas.

        22. Quiet Enjoyment. So long as Lessee is not in default under the covenants and agreements of this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term of this Lease.

        23. Governing Law. This Lease shall be governed by the laws of the State of California.

        24. Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions of this Lease.

        25. No Waiver. No waiver of any covenant or condition contained in this Lease or of any breach of any such covenant or condition shall constitute a waiver of any subsequent breach of such covenant or condition by either party or justify or authorize the non-observance on any other occasion of the same or any other covenant or condition.

        26. Entire Agreement: Modification. This Lease represents the entire understanding and agreement between the parties and supersedes all prior written instruments or memoranda with respect thereto. No modification of this Lease shall be binding unless it is in writing and executed by an authorized representative of Lessor and Lessee.

        27. Counterparts. This Lease may be executed in one or more counterparts which together, shall constitute an original and binding agreement on the parties hereto.

        28. Holding Over . If Lessee remains in possession of the Leased Premises after the expiration of this Lease without the execution of a new lease, then Lessee shall be deemed to

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



occupying the Leased Premises as a tenant from month-to-month, subject to all of the conditions provisions, and obligations of this Lease.

        29. Short Form Lease. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the names the parties, the legal description of the Leased Premises, and the term of the Lease.

        30. Relationship of the Parties. Nothing contained in this Lease shall be deemed construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, partnership, or joint venture between the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

        31. Incorporation of Exhibits. This Lease shall be deemed to have incorporated by reference all of the Exhibits referred to herein to the same extent as if such Exhibits were fully set forth herein.

        32. Attorneys' Fees. If either party takes any steps or brings any action to compel performance of or to recover for breach of any term of this Lease, the losing party shall pay reasonable attorneys' fees of the prevailing party, in addition to the amount of any judgment and costs.

        33. Access. The parties acknowledge that Lessee's obligations hereunder are conditioned upon its continued access to the Leased Premises.

        IN WITNESS WHEREOF, Lessor and Lessee have executed or caused their duly authorized representatives to execute this Lease as of the date first above written.

                                  CAN-CAL RESOURCES LTD.

                                  By:     /s/    Ronald D. Sloan
                                      ------------------------------------------
                                  Name:    Ronald D. Sloan
                                  Title:      President

                                  TWIN MOUNTAIN ROCK VENTURE

                                  By:     /s/    R. David Jennings
                                      ------------------------------------------
                                  Name:    R. David Jennings
                                  Title:   Member Mgt.  Committee


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



                                                      EXHIBIT A TO EXHIBIT 10.1
                                                                    PAGE 1 OF 2


                                 LEASED PREMISES

                 N 1/2 NW 1/4, W 1/2 NW 1/4 NE 1/4, and N 1/2 SE 1/4 NW
                 1/4, Section 32, Township 8 North, Range 6 East of the San Bernardino Base and Meridian; and

                 Parcels 2 and 3 as more fully described in a quitclaim deed dated November 4, 1997 between Aurum, LLC and Can Cal Resources, Ltd. recorded on November 19, 1997 with a document number of 19970424165.

           all of the above being in San Bernardino County, California


                               DESIGNATED PORTION


                 That portion of the Leased Premises (as described above) that is more specifically illustrated on page 2 of this exhibit. Both the "Mining Area" and the "Plant Area" are to be considered the Designated Portion.


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



                                                       EXHIBIT A TO EXHIBIT 10.1
                                                                     PAGE 2 OF 2



                             PHOTOGRAMMETRY SITE MAP




Prepared by:
Zenith Aerial, Inc.
2720 Loker Ave. West
Suite P
Carlsbad, CA 92008


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